SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2010

SIGMA-ALDRICH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-8135	43-1050617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3050 Spruce Street

St. Louis, Missouri 63103

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 771-5765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 9, 2010, the Board of Directors (the “Board”) of Sigma-Aldrich Corporation (the “Company”) approved the form of indemnification agreement to be entered into by each of the Company’s directors and executive officers. Under the form of indemnification agreement:

•

Directors and executive officers are indemnified, to the fullest extent permitted by the laws of the State of Delaware and subject to certain exceptions, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, if such director or executive officer was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was or has agreed to serve at the request of the Company as a director, officer, employee or agent of the Company or another entity. For proceedings brought by or in the right of the Company where the director or executive officer is adjudged to be liable to the Company, no indemnification shall be made unless, and only to the extent, the court determines such indemnification is proper.

•	Subject to certain conditions, the Company will advance expenses incurred by directors and executive officers in defending against such proceedings.

•

Indemnification is available only if the director or executive officer acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The form of indemnification agreement also sets out, among other things, the process for determining entitlement to indemnification and the procedures for enforcement of indemnification rights.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement, which is filed as Exhibit 10(a) to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following a review of currently prevailing terms of change in control agreements offered to executives of public companies, the Board approved, on November 9, 2010, the revised change in control agreements to be entered into between the Company and certain officers, including the executive officers listed in the Summary Compensation Table included in the Company’s most recent proxy statement filed with the SEC (collectively, the “Named Executive Officers”). No officer will be offered a change in control agreement without the prior approval of the Compensation Committee. The initial term of each agreement is one year, and thereafter shall continue in effect for successive periods of one year unless either the Company or the executive gives written notice of intent to terminate the agreement at least six months prior to the expiration of the then current term. The agreements do not provide for any excise tax gross-up and require that a breach by an executive of the non-disclosure or non-compete provisions would relieve the Company of its obligation to make, and require the executive to repay, certain termination payments. “Change in control” is defined as:

•	Individuals who constitute the incumbent board (as defined in the agreement) cease for any reason to constitute at least a majority of the Board.

•

More than 25% of (x) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”) or (y) the then outstanding shares of the Company’s common stock (“Outstanding Company Common Stock”) is directly or indirectly acquired or beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule thereto, by any individual, entity or group (as defined below), except that the following shall not constitute changes in control:

•	any acquisition or beneficial ownership by the Company or its subsidiary, or

•	any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its Subsidiaries.

•	Consummation of a reorganization, merger, share exchange or consolidation (a “Business Combination”), unless in each case following such Business Combination:

•

all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company through one or more subsidiaries);

•

no individual, entity or group (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 25% of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors or other governing body of the entity resulting from such Business Combination, except to the extent that such individual, entity or group owned more than 25% of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the Business Combination; and

•

at least a majority of the members of the board of directors or other governing body of the entity resulting from such Business Combination were members of the incumbent board (as defined in the agreement), or of the action of the Board, approving such Business Combination.

•	The Company shall sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions).

•	The shareholders of the Company shall approve a plan to liquidate or dissolve the Company, and the Company shall commence such liquidation or dissolution.

“Group” shall have the following meaning: Persons will not be considered to be acting as a group solely because they purchased stock of the Company at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

In the event of a change in control, the executive vests in outstanding stock awards and incentive programs. The executive is entitled to receive a lump sum equal to the pro-rata portion of his or her target bonus payable under the terms of the Company’s cash bonus plan for his or her services and performance to the date of the change in control, provided, that, any such compensation that is nonqualified deferred compensation shall be vested in a pro rata amount of the target bonus and payable under the terms of the awards and plans. In addition, if a change in control occurs and the executive’s employment with the Company is terminated by the Company without cause or by the executive for good reason, in each case within the six-month period prior to, or within the two-year period following the change in control, the executive shall receive a termination payment equal to 1, 2, or 2.99 multiplied by the executive’s base salary plus target bonus. The 2.99 multiple applies to the Chief Executive Officer and all officers hired before January 1, 2010. Officers hired after that date will have a 1 or 2 multiplier applied, depending on their compensation grade. Change in control payments shall be reduced by any lump sum severance payments otherwise due under Company severance programs. In addition, the Company will maintain director and officer insurance for the benefit of the executive, to the maximum extent and for the maximum duration provided under applicable bylaws and insurance policies to the extent permitted by law, and the Company will indemnify the executive for all of the expenses incurred or damages paid or payable with respect to a bona fide claim against the executive where such claim is based on actions or failures to act by the executive in his or her capacity as an employee of the Company, to the maximum extent and for the maximum duration provided under applicable bylaws and insurance policies to the extent permitted by applicable law.

In connection with the termination payments described above, the executive agrees to protect the Company’s confidential information which was acquired in connection with or as a result of the executive’s services for the Company and not to compete against the Company during his employment with the Company and for a two-year period following termination of employment.

The Board also agreed to make corresponding changes to the employment agreement and to enter into the revised change in control agreement with Dr. Jai P. Nagarkatti, the Company’s President and Chief Executive Officer at the time of the Board meeting. As previously disclosed, Dr. Nagarkatti unexpectedly died on November 13, 2010.

The foregoing summary of the provisions of the form of change in control agreement is not complete and is qualified in its entirety by reference to the full text of the form of agreement, a copy of which is attached hereto as Exhibit 10(b), and is incorporated into this current report by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2010

SIGMA-ALDRICH CORPORATION

By:	/s/ George L. Miller
George L. Miller
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10(a)	Form of Indemnification Agreement

10(b)	Form of Change in Control Agreement for Named Executive Officer